Exhibit 1.1

Registration No. 45532

BERMUDA

CERTIFICATE OF REGISTRATION

FOR A PARTNERSHIP TO BE REGISTERED AS AN

EXEMPTED PARTNERSHIP AND LIMITED PARTNERSHIP

I HEREBY CERTIFY THAT in accordance with section 9(4) of the Exempted Partnerships Act 1992 and amendments (“the Act”), the registration documents of Brookfield Renewable Energy Partner L.P. were delivered to the Office of the Registrar of Companies and registered on the 27th day of June 2011. Facsimiles of the Certificate of Exempted Partnership and the Certificate of Limited Partnership pursuant to Section 5 of the Act, and Section 3 of the Limited Partnership Act 1883 and amendments, respectively, are attached to this Certificate of Registration.

Given under my hand and the Seal of the Registrar of Companies this 29th day of June 2011
For Registrar of Companies

Brookfield Renewable Energy Partner L.P.

General Partner(s) and Limited Partner(s)

GENERAL PARTNER(S):

2288509 Ontario Inc. 181 Bay Street Suite 300 Toronto, Ontario M5J 2T3 Canada	General Partner

LIMITED PARTNER(S):

Brookfield Renewable Power Inc.

181 Bay Street

Suite 300

Toronto, Ontario M5J 2T3

Canada

RESIDENT REPRESENTATIVE:

Appleby Services (Bermuda) Ltd. Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda	Resident Representative